Exhibit 10.1

FINANCING AGREEMENT

This Financing Agreement (this “Agreement”) is entered into as of May 21, 2026, by and between Vestand Inc., a Delaware corporation (the “Company”), and MIN GAN ZHE INVESTMENT LIMITED, a Hong Kong corporation (the “Investor”) (individually referred to as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Company desires to raise an aggregate amount of US$1,000,000 (the “Financing Amount”) from the Investor;

WHEREAS, the Parties intend for the financing to be structured in two separate components: (i) an equity investment in the Company’s Class A Common Stock (the “Equity Portion”) in the amount of US$500,000 (the “Equity Investment Amount”), and (ii) a non-convertible loan to the Company (the “Debt Portion”) in the principal amount of US$500,000 (the “Debt Amount”);

WHEREAS, the Equity Portion will be made pursuant to a Securities Purchase Agreement (“SPA”) between the Company and the Investor pursuant to which the Company will issue shares of its Class A Common Stock to the Investor at a purchase price of US$0.371 per share (the “Equity Purchase Price”);

WHEREAS, the Equity Purchase Price represents an approximately 30% discount to the average closing price of the Company’s Class A Common Stock over the five most recent trading days used for pricing purposes, which were the five consecutive trading days from May 13, 2026 through May 19, 2026 (US$0.4092, US$0.499, US$0.59, US$0.5973, and US$0.5564 respectively), resulting in a five-day average closing price of approximately US$0.53038 and a discounted price of approximately US$0.371266, rounded to US$0.371;

WHEREAS, the Debt Portion will be made pursuant to a Loan Agreement among the Company, the Investor, and Vestand Korea Co., Ltd. (“Vestand Korea”), including the accompanying Promissory Note, Security Agreement, and other related loan documents (the “Loan Agreement”). The loan created by the Loan Agreement shall not be convertible into any shares of capital stock or other equity securities of the Company and shall be secured by a loan receivable owing to the Company, including the principal and interest (the “Collateral”) pursuant to that certain loan agreement, dated October 10, 2025, between the Company and Vestand Korea;

WHEREAS, the Parties intend that the transactions contemplated by this Agreement, shall not require shareholder approval or the filing and waiting period of a Listing of Additional Securities Notification with The Nasdaq Stock Market LLC (“Nasdaq”); and

WHEREAS, the Company’s Board of Directors (the “Board”) has approved, or will approve prior to closing, the transactions contemplated by this Agreement and the related transaction documents.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained herein, the Parties agree as follows:

ARTICLE 1

TRANSACTION STRUCTURE

1.1. Aggregate Amount of Financing. The Investor shall provide to the Company an aggregate amount of US$1,000,000, consisting of:

(a) Equity Portion: US$500,000 to purchase shares of the Company’s Class A Common Stock pursuant to the SPA; and

(b) Debt Portion: US$500,000 as a non-convertible loan to the Company pursuant to the Loan Agreement.

1.2. Equity Component

(a) The equity component shall be documented by the SPA, substantially in the form attached hereto as Exhibit A. The Company shall issue shares of its Class A Common Stock to the Investor at the Equity Purchase Price.

(b) Based on the Equity Purchase Price, the Equity Investment Amount would result in the issuance of approximately 1,347,708 shares of Class A Common Stock (the “Shares”), subject to final rounding and confirmation by the Company and its transfer agent.

(c) The Parties acknowledge and agree that the number of shares to be issued shall not exceed 9.99% of the Company’s outstanding common stock or voting power immediately prior to the issuance, unless otherwise approved by the Company’s securities counsel and the Board.

1.3. Debt Component

(a) The debt component shall be documented by the Loan Agreement, substantially in the form attached hereto as Exhibit B. The Loan Agreement shall be for the principal amount of US$500,000, shall be non-convertible, and shall be secured by the Collateral.

(b) The Loan Agreement shall not contain any conversion, equity participation, warrant coverage, anti-dilution, or similar right that would permit the Investor to acquire additional equity securities of the Company through such debt instrument.

(c) The Parties acknowledge and agree that the Loan Agreement shall be secured by a loan receivable owing to the Company, including the principal and interest (the “Collateral”) pursuant to that certain loan agreement, dated October 10, 2025, between the Company and Vestand Korea.

ARTICLE 2

CLOSING

2.1. Sign-and-Close Transaction. The Parties intend for the transaction to be completed as a sign-and-close transaction. Following the Parties’ execution of this Agreement, the SPA, the Loan Agreement, and any other required documents, the Investor shall fund the Financing Amount to the Company.

2.2. Use of Funds. The Company intends to use the proceeds for working capital, audit costs, costs for reporting with the U.S. Securities and Exchange Commission (the “SEC”), Nasdaq compliance costs, operating expenses, payment of professional fees, debt obligations, and other general corporate purposes, as approved by the Company’s management and the Board.

2.3. Transfer Agent Instruction. Upon receipt of the Equity Investment Amount and satisfaction of all applicable requirements, the Company shall instruct its transfer agent to issue the shares of Class A Common Stock to the Investor in book-entry form or such other form as may be permitted by law and the transfer agent’s procedures.

2.4. Board Approval. The Company’s obligation to close the transactions herein shall be subject to approval by the Board. The Board approval shall authorize, among other things:

(a) the Company’s entry into this Agreement;

(b) the issuance of the Shares pursuant to the SPA;

(c) the execution of the Loan Agreement;

(d) the receipt and use of the Financing Amount; and

(e) the execution and delivery of all related documents and filings.

2.5. Nasdaq and Shareholder Approval. The Parties understand that the transaction has been structured so that:

(a) the equity issuance shall not exceed 9.99% of the Company’s outstanding common stock or voting power immediately prior to issuance;

(b) the debt created pursuant to the Loan Agreement would be non-convertible; and

(c) based on the transaction structure contemplated by this Agreement, the transaction is intended not to require shareholder approval or the filing and waiting period of a Nasdaq Listing of Additional Securities Notification.

The Parties acknowledge that final determination of the items outlined in this Section 2.5 shall be subject to review and confirmation by the Company’s securities counsel.

2.6. Reporting and Disclosure. The Company may be required to file reports with the SEC regarding the transaction contemplated by this Agreement, including a Current Report on Form 8-K describing the transaction and attaching the transaction documents as exhibits.

ARTICLE 3

REPRESENTATIONS OF INVESTOR AND COMPANY

3.1. Investor Representations. Investor hereby represents and warrants to the Company that:

(a) The representative of Investor who signs this Agreement has all requisite power and authority to enter into and to perform Investor’s obligations under this Agreement, to consummate the transactions contemplated hereby and to acquire the Shares and advance the Debt Amount in accordance with the terms hereof; the execution, delivery, and performance of this Agreement and the consummation by the investor of the transactions contemplated hereby have been duly authorized by all required parties and no further consent or authorization is required; and this Agreement has been duly executed and delivered by the representative of Investor, on behalf of Investor.

(b) Investor is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation or incorporation. Investor has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Investor of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Investor.

(c) Investor has such knowledge, sophistication and experience in business and financial matters that it is capable of evaluating the merits, risks and benefits of the investment in the Shares and in the Company, and has been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of the Company concerning the Company’s business affairs and financial condition and the terms and conditions of the investment in the Company and has had the opportunity to obtain and has obtained any additional information which it deems necessary regarding such purchase. Investor is an “accredited investor” as that term is defined within Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

(d) At the time the purchase of the Shares is originated, as of the date hereof, at the time such Investor was or is offered the Shares and as of the closing date of the equity portion of this Agreement, it has been and will continue to be, as follows: (i) the Investor is not a U.S. person as that term is defined under Regulation S promulgated under the Securities Act; (ii) the Investor was outside the United States and is outside of the United States as of the date of the execution and delivery of this Agreement; (iii) the Investor is purchasing the Shares for their own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a purchaser in the United States; and (iv) the Investor is purchasing the Shares in an “offshore transaction” as defined in Regulation S promulgated under the Securities Act. The Company has relied upon and will continue to rely upon the accuracy of the foregoing representation by the Investor without any misstatement or omission, in making the determinations as to the exemption from registration of the Shares. The Investor explicitly acknowledges and agrees that any misstatement or omission with respect to the Investor’s non-U.S. person status may result in the Company’s reliance being invalid, and that the Investor shall indemnify the Company for any losses, damages or liabilities arising from such misstatements or omissions.

(e) Investor has reviewed the Risk Factors attached to this Agreement as Attachment A.

(f) Investor agrees that it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement. Investor further represents that it has reviewed the Company’s SEC filings, including risk disclosures contained therein, and has had an opportunity to ask questions and receive answers from the Company regarding its business and prospects.

(g) Investor represents, acknowledges, and agrees that, having received information from the Company and reviewed the Company’s SEC filings and the Risk Factors in Attachment A, it has a full appreciation of the risks associated with investing in the Company, all of which may negatively impact the Company’s continued corporate existence, its ability to fulfill its obligations under the Loan Agreement, and its continued listing on the Nasdaq.

(h) Investor is aware that an investment in the Company and the Shares is highly speculative and subject to substantial risks because, among other things, (i) the Shares are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, (ii) it may suffer a loss of a portion or all of its investment in the Shares, (iii) the Company may be delisted from the Nasdaq, and (iv) the Company may be unable to fulfill its obligations under the Loan Agreement, the SPA, or this Agreement. Investor represents that it has no need for liquidity in its investment in the Shares, and it is able to bear the economic risk of its investment in the Shares and in the Company for an indefinite period of time and can afford a complete loss of its investment.

(i) Investor is fully informed and aware of the circumstances under which the Shares must be held and the restrictions upon the resale of the Shares under the Securities Act and any applicable state securities laws. In this connection, Investor understands that the Shares may not be resold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which the Company has no control, and that unless so registered or exempt from registration the Shares may be required to be held for an indefinite period.

(j) The Investor is acquiring the Shares for investment purposes and not with a view to distribution.

(k) The execution, delivery, and performance by Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of the governing documents of Investor; (ii) violate or conflict with any provision of any law or governmental authority applicable to the Investor; (iii) require the consent, notice, or other action by any person under, violate or conflict with, or result in the acceleration of any agreement to which Investor is a party; or (iv) require any consent, permit, governmental authority’s order, filing, or notice from, with or to any governmental authority; except, in the cases of clauses (ii) and (iii), where the violation, conflict, acceleration, or failure to obtain consent or give notice would not have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby and, in the case of clause (iv), where such consent, permit, governmental authority’s order, filing, or notice which, in the aggregate, would not have a material adverse effect on the Investor’s ability to consummate the transactions contemplated hereby.

(l) the Investor understands that the Company is a public company whose securities involve substantial risks, including risks related to restatements, delayed SEC filings, Nasdaq compliance, market price volatility, liquidity, dilution, and the Company’s operating condition.

(m) Investor understands that no United States federal or state agency or any other government or governmental agency or regulatory body has passed upon or made any recommendation or endorsement of the Shares or an investment the Company.

3.2. Company Representations. Company hereby represents and warrants to the Company that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

(b) The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions contemplated hereby, and to execute the Loan Agreement, and to issue the Shares in accordance with the terms hereof; the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (including without limitation the issuance and delivery of the Shares and entry into the Loan Agreement) have been duly authorized by the Board.

(c) The Shares will, upon issuance pursuant to the terms hereof, be duly and validly issued, fully paid and nonassessable and will be free from any liens or encumbrances created by the Company (except as provided in this Agreement with respect to federal and applicable state securities laws). Based in part upon the representations of Investor in this Article 3, the Shares, when issued and delivered pursuant to this Agreement and the SPA, will be issued in compliance with federal and all applicable state securities laws. Subject in part to the truth and accuracy of Investor’s representations set forth in this Article 3, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

(d) The Loan Agreement shall create a valid debt obligation of the Company when duly executed and delivered by the Company, and the Company represents and warrants that it is the sole legal and beneficial owner of the Collateral and of all rights, title, and interest in and to the Collateral, and that the Collateral is free and clear of any liens, pledges, security interests, encumbrances, claims, assignments, or other adverse interests of any kind, other than those created pursuant to this Agreement and the Loan Agreement.

(e) The Company shall make such filings and disclosures as may be required under applicable SEC rules, including, if required, the filing of a Current Report on Form 8-K.

ARTICLE 4

MISCELLANEOUS

4.1. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Parties hereto with respect to the subject matter hereof.

4.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.3. Notices. All notices and other communications required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, or sent by electronic mail (with receipt confirmed) to the addresses of the Parties as follows:

i.	To: “Company”
Vestand Inc.
104 Apple Blossom Cir.
Brea, CA 92821
Attn: Jiwon Kim
Email: jw@vestand.com

ii.	To: “Investor”
Name: MIN GAN ZHE INVESTMENT LIMITED
Address: OFFICE 23, 5/F BEVERLEY COMMERCIAL CENTRE
87-105 CHATHAM ROAD SOUTH TSIM SHA TSUI, HONG
KONG
Attn: ALEX AI
Email: 516618679@qq.com

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this section, such notice shall be conclusively deemed given at the time of such delivery provided a receipt is obtained from the recipient. If notice is given by mail in accordance with the provisions of this section, such notice shall be conclusively deemed given upon receipt and delivery or refusal. If notice is given by electronic mail transmission in accordance with the provisions of this section, such notice shall be conclusively deemed given at the time of delivery if between the hours of 9:00 a.m. and 5:00 p.m. Pacific time on a business day (“business hours”) and if not during business hours, at 9:00 a.m. on the next business day following delivery, provided a delivery confirmation is obtained by the sender.

4.4. Attorneys’ Fees. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys’ fees, as may be fixed by the court.

4.5. Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

4.6. Jurisdiction. The Parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

4.7. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

4.8. Waiver and Amendment. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

4.9. Successors and Assigns. This Agreement and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the heirs, executors, administrators, successors and permitted assigns of the Parties hereto.

4.10. Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and Investor contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the closing of the transaction contemplated by this Agreement.

4.11. Conflict Waiver. Investor hereby acknowledges that Kreditor Bolduc Risbrough LLP (the “Firm”) represents the Company with various legal matters and does not represent Investor in connection with this Agreement or the contemplated transaction nor in any other respect. Investor further acknowledges that the Firm has drafted this Agreement. Investor has been given the opportunity to consult with counsel of its choice regarding its rights under this Agreement. Investor hereby waives any action it may have against the Firm regarding any conflict of interest.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Financing Agreement as of the date first set forth above.

COMPANY

VESTAND INC.,
a Delaware corporation

/s/ Jiwon Kim
By: Jiwon Kim
Title: Chief Executive Officer

INVESTOR

MIN GAN ZHE INVESTMENT LIMITED,
A Hong Kong corporation

/s/ Alex AI
By: Alex AI
Title: Director

ATTACHMENT A

RISK FACTORS

The Company faces many risks. A summary of the current most prevailing risks follows. However, there are additional risks in existence, both known and unknown. The investor should read the entire Risk Factors section contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) which is incorporated herein by reference and available at www.SEC.gov.

Please note that additional risks and uncertainties that are not presently known or that the Company currently deems immaterial may also impair the Company’s operations, including risks and uncertainties generally applicable to companies that are involved in the Company’s industry. If any of the following risks actually occur, they could materially adversely affect the Shares, the Company’s ability to fulfill its obligations in the Loan Agreement, the Company’s business, financial condition, or operating results.

The Company has recently changed its business model and may not successfully implement its new business strategy.

The Company has transitioned its business from operating restaurants, as described in its Annual Report and other filings with the SEC, to a global investment platform integrating traditional real-world assets with next-generation crypto treasury strategies. This change represents a significant shift in the Company’s operations, business model, management focus, and risk profile. The Company’s success in implementing this new strategy is subject to numerous uncertainties, including market acceptance, regulatory developments, operational execution, availability of capital, and the Company’s ability to identify and manage suitable investment opportunities. Investor should consider that the Company has limited operating history in its new line of business, and there can be no assurance that the Company will successfully execute its new strategy or achieve profitability.

The Company is restating all of its financial statements from 2022 through the present; there are no reliable financial statements for Investor to review.

The Company is currently undergoing a restatement of its previously issued financial statements, as disclosed in Current Reports on Form 8-K filed with the SEC on October 31, 2025. The restatement process may require significant management attention and resources and may expose the Company to additional risks and uncertainties, including regulatory scrutiny, litigation risk, reputational harm, increased professional fees and expenses, and potential impacts on the Company’s internal controls over financial reporting. In addition, the restated financial statements may differ materially from previously reported results, which could adversely affect investor confidence, the trading price of the Company’s securities, the Company’s ability to access capital markets, and its continued compliance with applicable Nasdaq listing requirements. There are also no reliable financial statements for Investor to review.

The Company has not filed certain periodic reports with the SEC and current financial information may not be available.

The Company has not filed its Quarterly Reports for the period ended September 30, 2025 and March 31, 2026, or its Annual Report for the year ended December 31, 2025 (the “Periodic Reports”), each of which is currently due to be filed with the SEC. As a result, there is limited publicly available financial and operational information regarding the Company for Investor to evaluate. Investor may therefore be unable to assess the Company’s current financial condition, results of operations, liquidity, or business prospects based on complete and up-to-date SEC disclosures. The failure to timely file such reports may also subject the Company to regulatory consequences, adversely affect investor confidence, impair the Company’s ability to access capital markets, and negatively impact the trading market and listing status of the Company’s securities, including its Class A Common Stock. Additionally, The Company may not be able to prepare and file all of its delinquent reports and may have its registration revoked by the SEC, meaning there will be limited or no information publicly available about the Company in the future.

The Company faces delisting from The Nasdaq Stock Market (“Nasdaq”).

The Company has received delinquency notification letters from Nasdaq regarding its failure to timely file the Periodic Reports with the SEC and to maintain a minimum bid price of $1.00 as required by Nasdaq Listing Rules, which are disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on December 2 and 17, 2025, and on April 29, 2026. The Company has received a Staff Delisting Determination from Nasdaq (the “Delisting Determination”) as a result of failure to file the Periodic Reports, and delisting is scheduled to occur on or about May 28, 2026, unless the Company files an appeal. The Company plans to file an appeal but there can be no assurance that the Company will be able to file the appeal in a timely manner nor that the appeal will be granted by Nasdaq.

The Company’s securities may be delisted from Nasdaq if the Company fails to regain compliance within the applicable compliance periods, fails to satisfy the terms of any accepted plan of compliance, or if a requested hearing or appeal is not granted or is unsuccessful. A delisting from Nasdaq could materially and adversely affect the liquidity, market price, and trading volume of the Company’s securities, reduce investor confidence, limit the Company’s access to capital markets, and result in the Company’s Class A Common Stock being quoted on an over-the-counter market, which is generally associated with reduced liquidity, pricing, and volume than the Nasdaq.

Additionally, the Company plans to implement a reverse stock split upon shareholder approval to increase its bid price in order to regain compliance with the Nasdaq minimum bid price requirement. However, there can be no assurance that the market price of the common stock will, in fact, increase as a result of the reverse stock split. Additionally, the liquidity of the common stock may be affected adversely by the planned reverse stock split given the reduced number of shares of common stock that will be outstanding following the reverse stock split.

The Company is involved in several pending litigation matters which are expensive and may not be resolved in the Company’s favor, resulting in additional costs and judgments.

The Company is involved in several pending litigation matters. These proceedings may require substantial management attention, result in significant legal and professional expenses, and create operational and reputational risks for the Company. In addition, the outcome of such proceedings is inherently uncertain, and any adverse findings, inability to recover assets, or additional claims could materially and adversely affect the Company’s business, financial condition, results of operations, internal controls, and investor confidence.

The Company is in default of certain contractual obligations and may be subject to claims by creditors.

The Company is in default under certain of its contractual obligations. As a result, the Company may be subject to claims, demands, enforcement actions, or litigation by one or more of its creditors. Any such actions could result in the acceleration of outstanding obligations, additional liabilities, increased costs, restrictions on the Company’s operations, and material adverse effects on the Company’s financial condition, liquidity, and ability to continue as a going concern.

The Company will require additional financing, which may not be available on acceptable terms or at all.

The Company will require additional capital to fund its operations. There can be no assurance that the Company will be able to obtain additional financing when needed, or that such financing will be available on commercially reasonable terms, if at all. Any inability to raise sufficient capital could require the Company to curtail or cease operations, delay or abandon its business plans, or otherwise materially and adversely affect its financial condition and prospects.

The Company is in a state of extreme financial distress from which it may be unable to recover in which case it would have to file bankruptcy or go out of business if it cannot afford bankruptcy proceedings.

The Company is experiencing significant financial distress and there can be no assurance that it will be able to successfully stabilize its financial condition or continue as a going concern. In the event the Company is unable to improve its financial position or obtain necessary financing, it may be required to cease operations, liquidate assets, or seek protection under applicable bankruptcy laws. However, there can be no assurance that the Company would have sufficient resources to pursue or complete any restructuring or bankruptcy proceedings, or that any such process would result in any recovery for its investors.

The Company may be unable to fulfill its obligations under the Loan Agreement.

The Company’s ability to satisfy its payment and other obligations under the Loan Agreement will depend on, among other things, its future operating performance, financial condition, cash flow, access to financing, and overall market and economic conditions, many of which are beyond the Company’s control. Given the Company’s current financial, operational, and regulatory challenges, there can be no assurance that the Company will generate sufficient revenues or obtain adequate financing to timely satisfy its obligations under the Loan Agreement. Any failure by the Company to perform its obligations under the Loan Agreement could result in an event of default, additional liabilities, litigation, reputational harm, and a material adverse effect on the value of the Investor’s investment.

The Company has pledged 100% of the securities in Vestand Korea as collateral for a loan with another lender.

The Company has previously pledged 100% of the equity securities held by the Company in Vestand Korea as collateral in connection with a separate financing transaction with another lender. Although the collateral securing the loan from the Investor consists of a loan receivable owing to the Company from Vestand Korea, any enforcement action or claims against the pledged equity securities of Vestand Korea by the other lender could adversely affect Vestand Korea’s operations, financial condition, and ability to repay the loan receivable pledged as collateral under the Financing Agreement.

The Shares are restricted securities

The Shares have not been registered under the Securities Act or applicable state securities laws and will be issued in reliance on exemptions from registration under the Securities Act and applicable state securities laws. Accordingly, the Shares are subject to transfer restrictions and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.